UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2017

MINING GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53556	74-3249571
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

224 Datura St.

Suite 1015

West Palm Beach FL 33401

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: 561 259 3009

Yaterra Ventures Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 14, 2017, Mining Global, Inc., a Nevada corporation (the “Company” or “MNGG”), entered into a Share Exchange Agreement (the “Agreement”) with all of the shareholders of Sammya Nigeria Limited, (“SNL”) a Nigerian corporation whose primary business is engineering mining, exploration and development of properties located in Nigeria. Pursuant to the Share Exchange Agreement, the Company will acquire shares of capital stock of SNL from the SNL Shareholder and in exchange issued restricted shares of its common stock to the MNGG Shareholders.

The shares exchanged will be calculated based on a business valuation determined by an independent appraisal. Upon determination of the business valuation of SNL, MNGG will issue its restricted common stock at a 25% discount of the appraised value.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Purchase Agreement is incorporated by reference into this Item 2.01.

As a result of the Share Purchase Agreement, Sammya will become a wholly owned subsidiary of the Company.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On February 14, 2017, a change in control of Mining Global, Inc. (the "Company") occurred by virtue of the Company's largest shareholder, Joel Natario, selling 2,000,000 shares of the Company's Preferred Series Class A stock to the Purchasing Shareholder, Mina Mar Group, Inc. Such shares represent 100% of the Company's total issued and outstanding shares of Preferred Series Class A stock. As part of the sale of the shares, the Majority Shareholder arranged with Joel Natario, prior to resigning as the sole member of the Company's Board of Directors and to appoint new officers and directors of the Company (see Item 5.02 below).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 14, 2017, the Company accepted the resignation of Joel Natario as the sole officer of the Company and as the sole member of the Company’s board of directors. The resignation of Mr. Natario was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, interim Officers and Directors were elected. Mr. Sammy Adigun, was elected as the Company’s CEO. Mr. Miro Zecevic was elected as the Company’s Investor Relations. Mr. Stanley Olatunde was elected as the Company’s CFO. In addition, all named officers were elected to the Board of Directors.

ITEM 8.01  OTHER EVENTS

Effective February 14, 2017 the Company has a new interim address:

224 Datura St.

Suite 1015

West Palm Beach FL 33401

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

2.01        Share Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2017

By: /s/ Sammy Adigun

Name: Sammy Adigun

Title: Chief Executive Officer

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